                                                                    EXHIBIT 99.1

                                 SILUTIA, INC.

                            1999 STOCK OPTION PLAN


1.  Adoption and Purpose of the Plan.  This stock option plan, to be known as
    --------------------------------
the "SiLutia, Inc. 1999 Stock Option Plan" (but referred to herein as the "Plan") has been adopted by the board of directors (the "Board") of SiLutia, Inc., a Delaware corporation (the "Company"), and is subject to the approval of its stockholders pursuant to section 7 below. The purpose of this Plan is to advance the interests of the Company and its stockholders by enabling the Company to attract and retain qualified directors, officers, employees, independent contractors, consultants and advisers by providing them with an opportunity for investment in the Company. The options that may be granted hereunder ("Options") represent the right by the grantee thereof (each, including any permitted transferee pursuant to section 6.7(c) below, an "Optionee") to acquire shares of the Company's common stock ("Shares" which if acquired pursuant to the exercise of an Option will be referred to as "Option Shares") subject to the terms and conditions of this Plan and a written agreement between the Company and the Optionee to evidence each such Option (an "Option Agreement").

2.  Certain Definitions.  The defined terms set forth in Exhibit A attached
    -------------------                                  ---------
hereto and incorporated herein (together with other capitalized terms defined elsewhere in this Plan) will govern the interpretation of this Plan.

3.  Eligibility.  The Company may grant Options under this Plan only to (i)
    -----------
persons who, at the time of such grant, are directors, officers, and employees of the Company and/or any of its Subsidiaries, and (ii) natural persons who at the time of such grant, are independent contractors, consultants or advisers of the Company and/or any of its Subsidiaries and who perform bona fide services on its behalf other than in connection with capital-raising transactions (collectively, "Eligible Participants"). No person will be an Eligible Participant following his or her Termination of Eligibility Status and no Option may be granted to any person other than an Eligible Participant. There is no limitation on the number of Options that may be granted to an Eligible Participant.

4.  Option Pool; Shares Reserved for Options.  In no event will the Company
    ----------------------------------------
issue, in the aggregate, more than 1,500,000 Shares (the "Option Pool") pursuant to the exercise of all Options granted under this Plan, exclusive of those Option Shares that may be reacquired by the Company by repurchase or otherwise. At all times while Options granted under this Plan are outstanding, the Company will reserve for issuance for the purposes hereof a sufficient number of authorized and unissued Shares to fully satisfy the Company's obligations under all such outstanding Options.

5.  Administration.  This Plan will be administered and interpreted by the
    --------------
Board, or by a committee consisting of two or more members of the Board, appointed by the Board for such purpose (the Board, or such committee, referred to herein as the "Administrator"). Subject to the express terms and conditions hereof, the Administrator is authorized to prescribe, amend and rescind rules and regulations relating to this Plan, and to make all other determinations necessary or advisable for its administration and interpretation. Specifically, the Administrator will have full and final authority in its discretion, subject to the specific limitations on that discretion as are set forth herein and in the Articles of Incorporation and Bylaws of the Company, at any time:

          (a) to select and approve the Eligible Participants to whom Options will be granted from time to time hereunder;

          (b) to determine the Fair Market Value of the Shares as of the Grant Date for any Option that is granted hereunder;

          (c) with respect to each Option it decides to grant, to determine the terms and conditions of that Option, to be set forth in the Option Agreement evidencing that Option (the form of which also being subject to approval by the Administrator), which may vary from the "default" terms and conditions set forth in section 6 below, except to the extent otherwise provided in this Plan, including, without limitation, as follows:

               (i) the total number of Option Shares that may be acquired by the Optionee pursuant to the Option;

               (ii) if the Option satisfies the conditions under Section 422(b) of the Code, whether the Option will be treated as an ISO;

               (iii) the per share purchase price to be paid to the Company by the Optionee to acquire the Option Shares issuable upon exercise of the Option (the "Option Price"), provided that the Option Price will not be less than 85% of the Fair Market Value of the Shares as of the Grant Date;

               (iv) the maximum period or term during which the Option will be exercisable (the "Option Term"), provided that in no event may the Option Term be longer than 10 years from the Grant Date;

               (v) the maximum period following any Termination of Eligibility Status, whether resulting from an Optionee's death, disability or any other reason, during which period (the "Grace Period") the Option will be exercisable, subject to Vesting and to the expiration of the Option Term;

               (vi) whether to accept a promissory note or other form of legal consideration in addition to cash as payment of all or a portion of the Option Price and/or Tax Withholding Liability to be paid by the Optionee upon the exercise of an Option granted hereunder;

               (vii) the conditions (e.g., the passage of time or the occurrence of events), if any, that must be satisfied prior to the vesting of the right to exercise all or specified portions of an Option (such portions being described as the number of Option Shares, or the percentage of the total number of Option Shares that may be acquired by the Optionee pursuant to the Option; the vested portion being referred to as a "Vested Option" and the unvested portion being referred to as an "Unvested Option"); and

               (viii) in addition, or as an alternative, to imposing conditions on the right to exercise an Option as provided in section 5(c)(vii) above, whether any portion of the Option Shares acquired by an Optionee upon exercise of an Option will be subject to repurchase by the Company or its assigns pursuant to section 6.8(c) below at the Option Price paid for such Shares or at some other price that may be less than the Fair Market Value of such Shares (such Shares, if subject to repurchase at less than Fair Market Value, being referred to as "Unvested Shares") following a Termination of Eligibility Status or other designated event, and the conditions (e.g., the passage of time or the occurrence of events), if any, that must be satisfied for such Shares to be no longer subject to such right of repurchase at less than Fair Market Value (such Shares being referred to as "Vested Shares"); and

          (d) to delegate all or a portion of the Administrator's authority under sections 5(a), (b) and (c) above to one or more members of the Board who also are executive Administrat may decide to impose on such delegation.

6.  Default Terms and Conditions of Option Agreements.  Unless otherwise
-----------------------------------------------------
expressly provided in an Option Agreement based on the Administrator's determination pursuant to section 5(c) above, the following terms and conditions will be deemed to apply to each Option as if expressly set forth in the Option
Agreement:

     6.1  ISO. No Option will be treated as an ISO unless treatment as an ISO is
          ---
expressly provided for in an Option Agreement or in an award letter or other document provided to the Optionee in connection with the grant of the Option and such Option satisfies the conditions of Section 422(b) of the Code.

     6.2  Option Term. The Option Term will be for a period of 10 years
          -----------
beginning on the Grant Date, except that in the case of an ISO granted to a 10% stockholder, the Option Term will be for a period of 5 years beginning on the Grant Date.

     6.3  Grace Periods.  Following a Termination of Eligibility Status:
          -------------
          (a) the Grace Period will be ninety (90) days, unless the Termination of Eligibility Status is a result of a Termination for Cause or the death or disability of the Optionee;

          (b) the Grace Period will be six months if the Termination of Eligibility Status is a result of the death or disability of the Optionee; and

          (c) the Option will terminate, and there will be no Grace Period, effective immediately as of the date and time of a Termination for Cause of the Optionee, regardless of whether the Option is Vested or Unvested.

     6.4  Vesting. The Option initially will be deemed an entirely Unvested
          -------
Option, but portions of the Option will become a Vested Option on the following schedule:

          (a) twenty-five percent (25.0%) will become a Vested Option as of the first anniversary of the "Vesting Start Date" specified in the Option Agreement (which may be earlier but may not be later than the Grant Date specified therein); and

          (b) two and one-twelfth percent (2.08 33%) of the Option will become a Vested Option as of the end of each month thereafter];

provided that the Optionee does not suffer a Termination of Eligibility Status prior to each such vesting date and provided further that additional vesting will be suspended during any period while the Optionee is on a leave of absence from the Company or its Subsidiaries, as determined by the Administrator.

     6.5  Exercise of the Option; Issuance of Share Certificate.
          -----------------------------------------------------

            (a) The portion of the Option that is a Vested Option may be exercised by giving written notice thereof to the Company, on such form as may be specified by the Administrator, but in any event stating: the Optionee's intention to exercise the Option; the date of exercise; the number of full Option Shares to be purchased (which number will be no less than 100 Shares, without regard to adjustments to the number of Shares subject to the Option pursuant to section 8 below, or, if less, all of the remaining Shares subject to the Option); the amount and form of payment of the Option Price; and such assurances of the Optionee's investment intent as the Company may require to ensure that the transaction complies in all respects with the requirements of the 1933 Act and other applicable securities laws. The notice of exercise will be signed by the person or persons exercising the Option. In the event that the Option is being exercised by the representative of the Optionee, the notice will be accompanied by proof satisfactory to the Company of the representative's right to exercise the Option. The notice of exercise will be accompanied by full payment of the Option Price for the number of Option Shares to be purchased, in United States dollars, in cash, by check made payable to the Company, or by delivery of such other form of payment (if any) as approved by the Administrator in the particular case.

            (b) To the extent required by applicable federal, state, local or foreign law, and as a condition to the Company's obligation to issue any Shares upon the exercise of the Option in full or in part, the Optionee will make arrangements satisfactory to the Company for the payment of any applicable Tax Withholding Liability that may arise by reason of or in connection with such exercise. Such arrangements may include, in the Company's sole discretion, that the Optionee tender to the Company the amount of such Tax Withholding Liability, in cash, by check made payable to the Company, or in the form of such other payment as may be approved by the Administrator, in its discretion pursuant to section 5(c)(vi) above.

            (c) After receiving a proper notice of exercise and payment of the applicable Option Price and Tax Withholding Liability, the Company will cause to be issued a certificate or certificates for the Option Shares as to which the Option has been exercised, registered in the name of the person rightfully exercising the Option and the Company will cause such certificate or certificates to be delivered to such person.

     6.6  Compliance with Law. Notwithstanding any other provision of this Plan,
          -------------------
Options may be granted pursuant to this Plan, and Option Shares may be issued pursuant to the exercise thereof by an Optionee, only after and on the condition that there has been compliance with all applicable federal and state securities laws. The Company will not be required to list, register or qualify any Option Shares upon any securities exchange, under any applicable state, federal or foreign law or regulation, or with the Securities and Exchange Commission or any state agency, or secure the consent or approval of any governmental regulatory authority, except that if at any time the Board determines, in its discretion, that such listing, registration or qualification of the Option Shares, or any such consent or approval, is necessary or desirable as a condition of or in connection with the exercise of an Option and the purchase of Option Shares thereunder, that Option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, consent or approval is effected or obtained free of any conditions that are not acceptable to the Board, in its discretion. However, the Company will seek to register or qualify with, or as may be provided by applicable local law, file for and secure an exemption from such registration or qualification requirements from, the applicable securities administrator and other officials of each jurisdiction in which an Eligible Participant would be granted an Option hereunder prior to such grant.

     6.7  Restrictions on Transfer.
          ------------------------

               (a)  Options Nontransferable. No Option will be transferable by
                    -----------------------
     an Optionee otherwise than by will or the laws of descent and distribution. During the lifetime of a natural person who is granted an Option under this Plan, the Option will be exercisable only by him or her. Notwithstanding anything else in this Plan to the contrary, no Option Agreement will contain any provision which is contrary to, or which modifies, the provisions of this section 6.7(a).

               (b)  Prohibited Transfers. Prior to the Initial Public Offering,
                    --------------------
     no Holder of any Option Shares may Transfer such Shares, or any interest therein (i) except as expressly provided in this Plan, and (ii) other than in full compliance with all applicable securities laws and any applicable restrictions on Transfer provided in the Company's Articles of Incorporation and/or Bylaws, which will be deemed incorporated by reference into this Plan. All Transfers of Option Shares not complying with the specific limitations and conditions set forth in this section 6.7 and in section 6.8 below are expressly prohibited. Any prohibited Transfer is void and of no effect, and no purported transferee in connection therewith will be recognized as a Holder of Option Shares for any purpose whatsoever. Should such a Transfer purport to occur, the Company may refuse to carry out the Transfer on its books, attempt to set aside the Transfer, enforce any undertakings or rights under this Plan, or exercise any other legal or equitable remedy.

               (c)  Permitted Transfers. In the case of a Permitted Transfer,
                    -------------------
     the rights of first refusal and purchase of the Company set forth in sections 6.8(a) and 6.8(b) below will not apply. For such purposes, a "Permitted Transfer" means any of the following: (i) a Transfer by will or under the laws of descent and distribution; or (ii) a Transfer by a Holder of Option Shares to his or her ancestors, descendants or spouse (other than pursuant to a decree of divorce, dissolution or separate maintenance, a property settlement, or a separation agreement or any similar agreement or arrangement with a spouse, except for bona fide estate planning purposes), or to a trust, partnership, limited liability company, custodianship or other fiduciary account for the benefit of the Holder and/or such ancestors, descendants or spouse, including any Transfer in the form of a distribution from any such trust, partnership, limited liability company, custodianship or other fiduciary account to any of the foregoing permitted beneficial owners or beneficiaries thereof.

               (d)  Conditions to Transfer. It will be a condition to any
                    ----------------------
     Transfer of any Option Shares that:

                        (i) the transferee of the Shares will execute such documents as the Company may reasonably require to ensure that the Company's rights under this Plan, and any applicable Option Agreement, are adequately protected with respect to such Shares, including, without limitation, the transferee's agreement to be bound by all of the terms and conditions of this Plan and such Agreement, as if he or she were the original Holder of such Shares; and

                        (ii) the Company is satisfied that such Transfer
               complies in all respects with the requirements imposed by applicable state and federal securities laws and regulations.

          (e)  Market Standoff. If in connection with any public offering of
               ---------------
     securities of the Company (or any Successor Entity), the underwriter or underwriters managing such offering so requests, then each Optionee and each Holder of Option Shares will agree to not sell or otherwise Transfer any such Shares (other than Shares included in such underwriting) without the prior written consent of such underwriter, for such period of time as may be requested by the underwriter commencing on the effective date of the registration statement filed with the Securities and Exchange Commission in connection with such offering.

     6.8  Rights of Purchase and First Refusal. The Company will have the
          ------------------------------------
following rights of purchase and first refusal with respect to Option Shares:

          (a)  Right of First Refusal. If any Holder proposes to Transfer any
               ----------------------
     Option Shares prior to the Initial Public Offering, other than in the case of a Permitted Transfer pursuant to section 6.7(c) above or an Involuntary or Donative Transfer subject to section 6.8(b) below, the Company will have an assignable right of first refusal to purchase such Shares on the terms and conditions set out in this section 6.8(a). If the Company (or its assignee) elects to exercise such right, it will do so on an all-or-nothing basis with respect to any particular Transfer of Shares in the following manner:

                  (i) Before any such Transfer, the Holder proposing to Transfer such Shares will deliver a notice of proposed Transfer (a "Proposed Transfer Notice") to the Company stating: the number of Option Shares that the Holder proposes to Transfer and the Holder's bona fide intention to Transfer such Shares; the names and addresses of the Holder, the proposed transferee and subsequently such other information regarding such transferee as the Company reasonably requests; the manner and date of such proposed Transfer; and the bona fide cash price and/or other consideration (and the fair market value thereof) per share, if any, that such Transferee has offered to pay Holder for such Shares (the "Offered Price") as well as such other terms, including payment terms, and conditions, if any, as were included in such offer (the "Offered Terms").

                  (ii) The Company (or its assignee) may exercise its right of first refusal under this section 6.8(a) at any time not more than twenty (20) days after the Company has received the Proposed Transfer Notice with respect to such Shares. If the Company (or its assignee) elects to exercise such purchase rights it will do so by delivering to the Holder of such Shares a notice of such election and a closing date that is no more than thirty (30) days after receipt of the Proposed Transfer Notice (or such later date as the transferee may have offered or on which the Transfer is otherwise scheduled to occur).

                  (iii) At the closing of the sale of the Shares to the Company (or its assignee), to be held at its principal executive offices, the Company (or its assignee) will pay the Holder of the Shares, in cash, the purchase price equal to the Offered Price, subject to an appropriate adjustment to take into account any deferred payment terms that were included in the Offered Terms, except in the case of a Transfer of Option Shares without consideration; provided that if the Offered Price includes any non-cash consideration, the value thereof for purposes of this section 6.8(a) will be determined in good faith by the Board.

                  (iv) If the Company (including its assignees) fails or refuses to exercise its rights under this section 6.8(a) with respect to any Share s that are the subject of any

          Proposed Transfer Notice, then the Holder will have the right to Transfer such Shares to the transferee named in such Notice at the Offered Price and upon such Offered Terms as were set forth in such Notice; provided that such Transfer must be completed within ninety
          (90) days after the Company has received the Proposed Transfer Notice with respect to such Shares.

          (b)  Following an Involuntary or Donative Transfer. Following any
               ---------------------------------------------
     Involuntary Transfer or Donative Transfer (other than a Permitted Transfer) of Option Shares (the "Transferred Shares") prior to the Initial Public Offering, the Company will have the assignable right to purchase from the transferee of the Transferred Shares ("Transferee") all or a portion of such Shares for a purchase price that is equal to the Fair Market Value of those Shares as of the date of such Transfer. If the Company (or its assignee) elects to exercise such right, it will do so in the following manner:

                    (i) Promptly after such Transfer, the transferor of the Transferred Shares will deliver, or will cause the Transferee to deliver, a notice (a "Completed Transfer Notice") to the Company stating: the number of Transferred Shares; the names and addresses of the transferor and the Transferee, and subsequently such other information regarding the Transferee as the Company reasonably requests; and the manner, circumstances and date of such Transfer.

                    (ii) The Company (or its assignee) may exercise its purchase rights under this section 6.8(b) at any time not more than ninety (90) days after the Company has received the Completed Transfer Notice with respect to the Transferred Shares. If the Company (or its assignee) elects to exercise such purchase rights it will do so by delivering to the Transferee a notice of such election, specifying the number of Transferred Shares to be purchased and a closing date that is no more than sixty (60) days after the giving of such notice.

                    (iii) At such closing, to be held at the Company's principal executive offices, the Company (or its assignee) will pay the Transferee the purchase price specified in this section 6.8(b).

          (c)  Following a Termination of Eligibility Status. Following any
               ---------------------------------------------
     Termination of Eligibility Status of the original Holder of any Option Shares, the Company will have the assignable right (but not the obligation) to purchase all or a portion of such Shares, for a purchase price that is equal to (1) in the case of Unvested Shares pursuant to section 5(c)(viii) above, the Option Price paid for those Shares, and (2) in the case of Vested Shares, or Option Shares that were never subject to Vesting pursuant to section 5(c)(viii) above, the greater of (A) the Option Price paid for those Shares, or (B) the Fair Market Value of those Shares as of the date of such Termination of Eligibility Status. Such right will be exercisable in the following manner:

          (d) The Company (or its assignee) may exercise its right of repurchase under this section 6.8(c) at any time not more than ninety (90) days after the effective date of such Termination of Eligibility Status (or in the case of Shares issued upon the exercise of Options after such Termination of Eligibility Status, a period of ninety (90) days after the date of the exercise). If the Company (or its assignee) elects to exercise such purchase rights it will do so by delivering to the Holder of such Shares a notice of such election, specifying the number of Shares to be purchased and a closing date that is within such 90-day period, provided that if the Holder of the Shares is not an employee of the Company or any of its Subsidiaries, or is an officer, director or affiliate thereof, the Option Agreement may provide that the period during which such purchase of the Shares must take place may be longer than 90 days.

          (i) At such closing, the Company (or its assignee) will pay the Holder of the Shares, the purchase price, as specified in this section 6.8(c), in cash, or by cancellation of indebtedness to the Company, if any, incurred by the original Holder of the Option Shares to purchase such Shares, or both, at a closing to be held at the Company's principal executive offices on the date specified in such notice, provided that if the Holder of the Shares is not an employee of the Company or any of its Subsidiaries, or is an officer, director or affiliate thereof, the Option Agreement may provide that the purchase price may be paid, in whole or in part, with a promissory note from the Company (or its assignee).

     (e)  Escrow.  For purposes of facilitating the enforcement of the
          ------
restrictions on Transfer set forth in this Plan or in any Option Agreement, the Administrator may, at its discretion, require the Holder of Option Shares to deliver the certificate(s) for such Shares with a stock power executed by him or her and by his or her spouse (if required for Transfer), in blank, to the Secretary of the Company or his or her designee, to hold said certificate(s) and stock power(s) in escrow and to take all such actions and to effectuate all such Transfers and/or releases as are in accordance with the terms of this Plan. The certificates may be held in escrow so long as the Option Shares whose ownership they evidence are subject to any right of repurchase or first refusal under this Plan or under an Option Agreement, and will be released by the escrow holder to an Optionee (or to any permitted transferee of the Optionee) when they are no longer subject to any right of repurchase or first refusal under this Plan or under the Option Agreement. Each Optionee, by exercising an Option, thereby acknowledges that the Secretary of the Company (or his or her designee) is so appointed as the escrow holder with the foregoing authorities as a material inducement to the grant of an Option under this Plan, that the appointment is coupled with an interest, and that it accordingly will be irrevocable. The escrow holder will not be liable to any party to an Option Agreement (or to any other party) for any actions or omissions unless the escrow holder is grossly negligent relative thereto. The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine.

     (f)  Resolution of Disputes. If there is a dispute concerning the fair
          ----------------------
market value of the consideration offered or accepted for the Option Shares or the Fair Market Value of the Option Shares, in connection with the exercise by the Company of its rights under this section 6.8, the dispute will be resolved by the independent certified public accounting firm that audited or prepared without audit the Company's last regular annual financial statement and the determination of that firm will be binding on the parties in the absence of fraud.

6.9  Change of Control Transactions and Reorganizations.
     --------------------------------------------------

        (a) In the event of a Change of Control Transaction, (i) the Company shall endeavor to cause the Successor Entity (or its parent or its Subsidiary) in such transaction either to assume all of the Options which have been granted hereunder and which are outstanding as of the consummation of such transaction ("Closing"), or to issue (or cause to be issued) in substitution thereof comparable options of such Successor Entity (or of its parent or its

     Subsidiary) and (ii) if Optionee is an employee of the Company (or a Subsidiary) and within a period of 12 months following the Closing the employer terminates his or her employment, other than in the event of Optionee's disability or a Termination for Cause, that portion of the Option (the "Accelerated Portion") which remains Unvested that either (x) would have become Vested over the 12-month period immediately following the
                                   --------------------------------------------
     Closing, or (y) represents 50% of the Unvested portion of the Option as of
     --------------------------------------------------------------------------
     the Closing, whichever portion is smaller, will become Vested immediately
     ------------
     prior to such Closing, with further Vesting to take place at the same rate (based on the portion of the Option representing a specified number of Option Shares to periodically become Vested) and subject to the same schedule as before the Closing until the entire Option becomes fully Vested (assuming the Optionee does not suffer a Termination of Eligibility Status prior to each such vesting date). If the Successor Entity (or its parent or its Subsidiary) is unwilling to either assume such Options or grant comparable options in substitution for such Options, on terms that are acceptable to the Company as determined by the Board in the exercise of its discretion, then the Board may cancel all outstanding Options, and terminate this Plan, effective as of the Closing, provided that it will notify all Optionees of the proposed Change of Control Transaction a reasonable amount of time prior to the Closing so that each Optionee will be given the opportunity to exercise the Vested portion of his or her Option (giving effect to the Vesting of the Accelerated Portion under clause (ii) above) prior to the Closing. For purposes of this section 6.9, the term "Change of Control Transaction" means a Business Combination in which less than (50%) of the outstanding voting securities of the Successor Entity immediately following the Closing of the Business Combination transaction are beneficially held by those persons and entities in the same proportion as such persons and entities beneficially held the voting securities of the Company immediately prior to such transaction; the term "Business Combination" means a transaction or series of transactions consummated within any period of 90 days resulting in (A) the sale of all or substantially all of the assets of the Company, (B) a merger or consolidation or other reorganization of which the Company or a Subsidiary is a merging party, or (C) the sale or other change of beneficial ownership of at least fifty percent (50%) of the outstanding voting securities of the Company.

          (b)  Reorganization. If, in connection with a corporate reorganization
               --------------
     or any other transaction contemplated by Section 424 of the Code and applicable regulations , with or involving another company (other than a Subsidiary of the Company prior to the consummation of such reorganization or other transaction, the "Target Company") or its outstanding voting securities (and other than a Change of Control Transaction, a "Corporate Reorganization"), the Company grants one or more Options (each, a "Replacement Option") under this Plan in replacement or substitution for one or more options (each, a "Terminated Option") granted by the Target Company (or its parent or Subsidiary) to acquire shares of its capital stock ("Target Shares") which are terminated or cancelled in connection with such Corporate Reorganization, then notwithstanding section 5(c)(iii) above, or in the case of an ISO notwithstanding section 6.1(b) above, the Replacement Option shall be granted with an Option Price such that in the good faith determination of the Administrator both (i) the excess of the aggregate fair market value of the maximum number of Option Shares that may be acquired by Optionee pursuant to the exercise of the Replacement Option (without regard to the vesting thereof) over the aggregate Option Price of such number of Option Shares is not greater than the excess of the aggregate fair market value of the maximum number of Target Shares that could have been acquired by Optionee pursuant to the exercise of the Terminated Option prior to its termination or cancellation (without regard to the vesting thereof) over the aggregate exercise price of the number of such Target Shares, and (ii) the ratio of the Option

     Price to the fair market value of each Option Share is not less than the ratio of the exercise price of the Terminated Option to the fair market value of each Target Share, provided that the fair market value of the Target Shares shall be determined immediately prior to such Corporate Reorganization and the fair market value of the Option Shares shall be determined immediately after such Corporation Reorganization.

     6.10  Additional Restrictions on Transfer; Investment Intent. By accepting
           ------------------------------------------------------
an Option and/or Option Shares under this Plan, the Optionee will be deemed to represent, warrant and agree that, unless a registration statement is in effect with respect to the offer and sale of Option Shares: (i) neither the Option nor any such Shares will be freely tradeable and must be held indefinitely unless such Option and such Shares are either registered under the 1933 Act or an exemption from such registration is available; (ii) the Company is under no obligation to register the Option or any such Shares; (iii) upon exercise of the Option, the Optionee will purchase the Option Shares for his or her own account and not with a view to distribution within the meaning of the 1933 Act, other than as may be effected in compliance with the 1933 Act and the rules and regulations promulgated thereunder; (iv) no one else will have any beneficial interest in the Option Shares; (v) the Optionee has no present intention of disposing of the Option Shares at any particular time; and (vi) neither the Option nor the Shares have been qualified under the securities laws of any state and may only be offered and sold pursuant to an exception from qualification under applicable state securities laws.

     6.11  Stock Certificates; Legends. Certificates representing Option Shares
           ---------------------------
will bear all legends required by law and necessary or appropriate in the Administrator's discretion to effectuate the provisions of this Plan and of the applicable Option Agreement. The Company may place a "stop transfer" order against Option Shares until full compliance with all restrictions and conditions set forth in this Plan, in any applicable Option Agreement and in the legends referred to in this section 6.11.

     6.12  Notices. Any notice to be given to the Company under the terms of an
           -------
Option Agreement will be addressed to the Company at its principal executive office, Attention: Secretary, or at such other address as the Company may designate in writing. Any notice to be given to an Optionee will be addressed to him or her at the address provided to the Company by the Optionee. Any such notice will be deemed to have been duly given if and when enclosed in a properly sealed envelope, addressed as aforesaid, deposited, postage prepaid, in a post office or branch post office regularly maintained by the local postal authority.

     6.13  Other Provisions. Each Option Agreement may contain such other terms,
           ----------------
provisions and conditions, including restrictions on the Transfer of Option Shares, and rights of the Company to repurchase such Shares, not inconsistent with this Plan and applicable law, as may be determined by the Administrator in its sole discretion.

     6.14  Specific Performance. Under those circumstances in which the Company
           --------------------
chooses to timely exercise its rights to repurchase Option Shares as provided herein or in any Option Agreement, the Company will be entitled to receive such Shares in specie in order to have the same available for future issuance without dilution of the holdings of other stockholders of the Company. By accepting Option Shares, the Holder thereof therefore acknowledges and agrees that money damages will be inadequate to compensate the Company and its stockholders if such a repurchase is not completed as contemplated hereunder and that the Company will, in such case, be entitled to a decree of specific performance of the terms hereof or to an injunction restraining such holder (or such Holder's personal representative) from violating this Plan or Option Agreement, in addition to any other remedies that may be available to the Company at law or in equity.

7.  Term of the Plan.  This Plan will become effective on the date of its
    ----------------
adoption by the Board, provided that this Plan is approved by the stockholders of the Company (excluding Option Shares issued by the Company pursuant to the exercise of Options granted under this Plan) within 12 months before or after that date. If this Plan is not so approved by the stockholders of the Company within that 12-month period of time, any Options granted under this Plan will be rescinded and will be void. This Plan will expire on the tenth (10th) anniversary of the date of its adoption by the Board or its approval by the stockholders of the Company, whichever is earlier, unless it is terminated earlier pursuant to section 11 of this Plan, after which no more Options may be granted under this Plan, although all outstanding Options granted prior to such expiration or termination will remain subject to the provisions of this Plan, and no such expiration or termination of this Plan will result in the expiration or termination of any such Option prior to the expiration or early termination of the applicable Option Term.

8.  Adjustments Upon Changes in Stock.  In the event of any change in the
    ---------------------------------
outstanding Shares of the Company as a result of a stock split, reverse stock split, stock bonus or distribution, recapitalization, combination or reclassification, appropriate proportionate adjustments will be made in: (i) the aggregate number of Shares that are reserved for issuance in the Option Pool pursuant to section 4 above, under outstanding Options or future Options granted hereunder; (ii) the Option Price and the number of Option Shares that may be acquired under each outstanding Option granted hereunder; and (iii) other rights and matters determined on a per share basis under this Plan or any Option Agreement evidencing an outstanding Option granted hereunder. Any such adjustments will be made only by the Board, and when so made will be effective, conclusive and binding for all purposes with respect to this Plan and all Options then outstanding. No such adjustments will be required by reason of the issuance or sale by the Company for cash or other consideration of additional Shares or securities convertible into or exchangeable for Shares.

9.  Modification, Extension and Renewal of Options.  Subject to the terms and
    ----------------------------------------------
conditions and within the limitations of this Plan, the Administrator may modify, extend or renew outstanding Options granted under this Plan, or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefore (to the extent not theretofore exercised). Notwithstanding the foregoing, however, no modification of any Option will, without the consent of the Optionee, alter or impair any rights or obligations under any outstanding Option.

10.  Governing Law; Venue.  The internal laws of the State of Delaware
     ---------------------
irrespective of its choice of law principles) will govern the validity of this Plan, the construction of its terms and the interpretation of the rights and duties of the parties hereunder and under any Option Agreement. Any party may seek to enforce its rights under this Plan or any Option Agreement entered into under this Plan in any court of competent jurisdiction located within the judicial district in which the Company or its Subsidiaries has a regular place of business.

11.  Amendment and Discontinuance.  The Board may amend, suspend or discontinue
     ----------------------------
this Plan at any time or from time to time; provided that no action of the Board will, without the approval of the stockholders of the Company, materially increase (other than by reason of an adjustment pursuant to section 8 hereof) the maximum aggregate number of Option Shares in the Option Pool, materially increase the benefits accruing to Eligible Participants, or materially modify the category of, or eligibility requirements for persons who are Eligible Participants. However, no such action may alter or impair any Option previously granted under this Plan without the consent of the Optionee, nor may the number of Option Shares in the Option Pool be reduced to a number that is less than the aggregate number of Option Shares (i) that may be issued pursuant to the exercise of all outstanding and unexpired Options granted hereunder, and (ii) that have been issued and are outstanding pursuant to the exercise of Options granted hereunder.

12.  No Stockholder Rights.  No rights or privileges of a stockholder in the
     ---------------------
Company are conferred by reason of the granting of an Option. No Optionee will become a stockholder in the Company with respect to any Option Shares unless and until the Option has been properly exercised and the Option Price fully paid as to the portion of the Option exercised.

13.  Copies of Plan.  A copy of this Plan will be delivered to each Optionee at
     --------------
or before the time he, she or it executes an Option Agreement.


Date Plan Adopted by Board of Directors:   September 8, 1999

Date Plan Approved by the Stockholders:    September 8, 1999

                                 SiLutia, Inc.
                            1999 Stock Option Plan

                                   Exhibit A
                                  Definitions
                                  -----------

1. "10% stockholder" means a person who owns, either directly or indirectly by virtue of the ownership attribution provisions set forth in Section 424(d) of the Code at the time he or she is granted an Option, stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company and/or of its Subsidiaries.

2.  "1933 Act" means the Securities Act of 1933, as amended.

3.  "Administrator" has the meaning set forth in section 5 of the Plan.

4.  "Board" has the meaning set forth in section 1 of the Plan.

5.  "Business Combination" has the meaning set forth in section 6.9 of the Plan.

6. "Change of Control Transaction" has the meaning set forth in section 6.9 of the Plan.

7.  "Closing" has the meaning set forth in section 6.9 of the Plan.

8. "Code" means the Internal Revenue Code of 1986, as amended (references herein to Sections of the Code are intended to refer to Sections of the Code as enacted at the time of the Plan's adoption by the Board and as subsequently amended, or to any substantially similar successor provisions of the Code resulting from recodification, renumbering or otherwise).

9.  "Company" has the meaning set forth in section 1 of the Plan.

10. "Completed Transfer Notice" has the meaning set forth in section 6.8(b) of the Plan.

11. "disability" means any physical or mental disability which results in a Termination of Eligibility Status under applicable law, except that for purposes of section 6.1(c) of the Plan, the term "disability" means permanent and total disability within the meaning of Section 22(e)(3) of the Code.

12. "Donative Transfer" with respect to Option Shares means any voluntary Transfer by a transferor other than for value or the payment of consideration to the transferor.

13. "Eligible Participants" has the meaning set forth in section 3 of the Plan.

14. "Fair Market Value" means, with respect to the Shares and as of the date that is relevant to such a determination (e.g., on the Grant Date), the market price per share of such Shares determined by the Administrator, consistent with the requirements of Section 422 of the Code and to the extent consistent therewith, as follows: (a) if the Shares are traded on a stock exchange on the date in question, then the Fair Market Value will be equal to the closing price reported by the applicable composite-transactions report for such date; (b) if the Shares are traded over-the-counter on the date in question and are classified as a national market issue, then the Fair Market Value will be equal to the last-transaction price quoted by the NASDAQ system for such date; (c) if the Shares are traded over-the-counter on the date in question but are not classified as a national market issue, then the Fair

Market Value will be equal to the mean between the last reported representative bid and asked prices quoted by the NASDAQ system for such date; and (d) if none of the foregoing provisions is applicable, then the Fair Market Value will be determined by the Administrator in good faith on such basis as it deems appropriate.

15. "Grace Period" has the meaning set forth in section 5(c)(v) of the Plan.

16. "Grant Date" means, with respect to an Option, the date on which the Option Agreement evidencing that Option is entered into between the Company and the Optionee, or such other date as may be set forth in that Option Agreement as the "Grant Date" which will be the effective date of that Option Agreement.

17. "Holder" means the holder of any Option Shares.

18. "Initial Public Offering" means the closing of the first sale of securities of the Company, or of any Successor Entity, to the public, through a firm commitment underwriting, for an aggregate price (exclusive of underwriters' discounts and commissions and expenses of the offering) of at least $7,500,000, pursuant to an effective registration statement filed with the Securities and Exchange Commission under the 1933 Act.

19. "Involuntary Transfer" with respect to Option Shares includes, without limitation, any of the following: (A) an assignment of the Shares for the benefit of creditors of the transferor; (B) a Transfer by operation of law; (C) an execution of judgment against the Shares or the acquisition of record or beneficial ownership of Shares by a lender or creditor; (D) a Transfer pursuant to any decree of divorce, dissolution or separate maintenance, any property settlement, any separation agreement or any other agreement with a spouse (except for bona fide estate planning purposes) under which any Shares are Transferred or awarded to the spouse of the transferor or are required to be sold; or (E) a Transfer resulting from the filing by the transferor of a petition for relief, or the filing of an involuntary petition against the transferor, under the bankruptcy laws of the United States or of any other nation.

20. "ISO" means an "incentive stock option" as defined in Section 422 of the Code.

21. "Offered Price" has the meaning set forth in section 6.8(a) of the Plan.

22. "Offered Terms" has the meaning set forth in section 6.8(a) of the Plan.

23. "Option Agreement" has the meaning set forth in section 1 of the Plan.

24. "Option Pool" has the meaning set forth in section 4 of the Plan.

25. "Option Price" has the meaning set forth in section 5(c)(iii) of the Plan.

26. "Option Shares" has the meaning set forth in section 1 of the Plan, provided that for purposes of section 6.7 and section 6.8 of the Plan, the term "Option Shares" includes all Shares issued by the Company to a Holder (or his, her or its predecessor) by reason of such holdings, including any securities which may be acquired as a result of a stock split, stock dividend, and other distributions of Shares in the Company made upon, or in exchange for, other securities of the Company.

27. "Option Term" has the meaning set forth in section 5(c)(iv) of the Plan.

28. "Optionee" has the meaning set forth in section 1 of the Plan.

29. "Options" has the meaning set forth in section 1 of the Plan.

30. "Permitted Transfer" has the meaning set forth in section 6.7(c) of the Plan.

31. "Plan" has the meaning set forth in section 1 of the Plan.

32. "Proposed Transfer Notice" has the meaning set forth in section 6.8(a) of the Plan.

33. "Replacement Option" has the meaning set forth in section 6.9(b) of the Plan.

34. "Shares" has the meaning set forth in section 1 of the Plan.

35. "Subsidiary" has the same meaning as "subsidiary corporation" as defined in
Section 424(f) of the Code.

36. "Successor Entity" means a corporation or other entity that acquires all or substantially all of the assets of the Company, or which is the surviving or parent entity resulting from a Business Combination, as that term is defined in section 6.9 of the Plan.

37. "Target Company" has the meaning set forth in section 6.9(b) of the Plan.

38. "Target Shares" has the meaning set forth in section 6.9(b) of the Plan

39. "Tax Withholding Liability" in connection with the exercise of any Option means all federal and state income taxes, social security tax, and any other taxes applicable to the compensation income arising from the transaction required by applicable law to be withheld by the Company.

40. "Terminated Option" has the meaning set forth in section 6.9(b) of the Plan.

41. "Termination of Eligibility Status" means (i) in the case of any employee of the Company and/or any of its Subsidiaries, a termination of his or her employment, whether by the employee or employer, and whether voluntary or involuntary, including without limitation as a result of the death or disability of the employee, (ii) in the case of any advisor, consultant, or independent contractor of the Company and/or any of its Subsidiaries, the termination of the services relationship pursuant to any contract between the parties or otherwise under applicable law, and (iii) in the case of any director of the Company and/or any of its Subsidiaries, the death of or resignation by the director or his or her removal from the board in the manner provided by the articles of incorporation, bylaws or other organic instruments of the Company or Subsidiary or otherwise in accordance with applicable law.

42. "Termination for Cause" means (i) in the case of an Optionee who is an employee of the Company and/or any of its Subsidiaries, a termination by the employer of the Optionee's employment for "cause" as defined by applicable law, by any contract of employment or the Option Agreement, or if not defined therein, pursuant to the "For Cause Standard" set forth below, (ii) in the case of an Optionee who is or which is an advisor, consultant or independent contractor to the Company and/or any of its Subsidiaries, a termination of the services relationship by the hiring party for "cause" or breach of contract, as defined by applicable law, by any contract between the parties or the Option Agreement, or if not defined therein, pursuant to the "For Cause Standard" set forth below, and (iii) in the case of an Optionee who is a director of the Company and/or any of its Subsidiaries, removal of him or her from the board of directors by action of the stockholders or, if permitted by applicable law and the articles, bylaws or other organic documents of the Company or the Subsidiary, as the case may be, or pursuant to applicable law, by the other directors), in connection with the good faith determination of the board of directors (or of the Company's or Subsidiary's stockholders if so required, but in either case excluding the vote of the subject individual if he or she is a director or a stockholder) that the Optionee has engaged in any acts which breach any fiduciary duty to the Company, any of its Subsidiaries or their stockholders, or in any acts involving dishonesty or moral turpitude or in any acts that materially and adversely affect the business, affairs or reputation of the Company or any of its Subsidiaries (the "For Cause Standard").

43. "Transfer" with respect to Option Shares, includes, without limitation, a voluntary or involuntary sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment or levy of those Shares, including any Involuntary Transfer, Donative Transfer or transfer by will or under the laws of descent and distribution.

44. "Transferee" has the meaning set forth in section 6.8(b) of the Plan.

45. "Transferred Shares" has the meaning set forth in section 6.8(b) of the Plan.

46. "Unvested Option" has the meaning set forth in section 5(c)(vii) of the Plan.

47. "Unvested Shares" has the meaning set forth in section 5(c)(viii) of the Plan.

48. "Vested Option" has the meaning set forth in section 5(c)(vii) of the Plan.

49. "Vested Shares" has the meaning set forth in section 5(c)(viii) of the Plan.